EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vitesse Semiconductor Corporation

Camarillo, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 30, 2008, relating to the consolidated financial statements, the effectiveness of Vitesse Semiconductor Corporation’s internal control over financial reporting, and schedule of Vitesse Semiconductor Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008.  Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California

December 30, 2008